UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported event): April 5, 2007

GEOPHARMA, INC.

(Exact name of registrant as specified in charter)

Florida	001-16185	59-2600232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 Bryan Dairy Road, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 544-8866

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On April 5, 2007, GeoPharma, Inc. (the “Company”) entered into a Note Purchase Agreement, Securities (Common Stock) Purchase Agreement, Convertible Promissory Note, Warrant, and two related Registration Rights Agreements with Whitebox Pharmaceutical Growth Fund, Ltd. (“Whitebox”). In connection with the Whitebox financing, the Company paid a fee to Rodman & Renshaw, LLC equal to $750,000.00 in cash and a warrant to purchase up to 143,403 shares of the Company’s common stock at an exercise price of $5.23. The transactions contemplated by such agreements were consummated on April 5, 2007, at which time the Company issued the following securities to Whitebox for the following consideration:

•	573,395 shares of common stock, $.01 par value (the “Common Stock”), at a sales price of $4.36 per share (the “Common Stock Purchase Price”), for a total of $2,500,000;

•

A Convertible Promissory Note (the “Note”), with maturity date of April 5, 2013, in the original principal amount of $10,000,000, which amount is convertible into up to 2,293,578 shares of Common Stock at a price of $4.36 per share, subject to certain adjustments as set forth in the Note (the “Conversion Price”); and

•	A Warrant to purchase up to 400,000 shares of Common Stock at an exercise of $5.23 per share, subject to certain adjustments as set forth in the Warrant, with a termination date of April 5, 2014.

The Note accrues interest at the rate of 8% per annum, payable on a quarterly basis on January 1, April 1, July 1 and October 1 of each year, beginning on July 1, 2007. Until April 5, 2009, interest is payable by adding the accrued interest to the principal amount of the Note. Following April 5, 2009, interest is payable on each quarterly interest payment date as follows: (i) if funds are legally available for the payment of interest and the Equity Conditions (as defined in the Note and summarized below) have not been met, in cash; (ii) if funds are legally available for the payment of interest and the Equity Conditions have been met, at the sole election of the Company, in cash or shares of Common Stock, which shall be valued solely for such purpose at 95% of the average of the VWAP (as defined below) for the 5 trading days immediately prior to such interest payment date; (iii) if funds are not legally available for the payment of interest and the Equity Conditions have been met, in shares of Common Stock which shall be valued at 95% of the average of the VWAP for the 5 trading days immediately prior to such interest payment date; (iv) if funds are not legally available for the payment of interest and the Equity Conditions have been waived by Whitebox, in shares of Common Stock which shall be valued at 95% of the average of the VWAP for the 5 trading days immediately prior to the interest payment date; and (v) if funds are not legally available for the payment of interest and the Equity Conditions have not been met, then, at the election of Whitebox, such interest payment shall accrue to the next interest payment date or shall be accreted to the outstanding accreted principal amount.

Notwithstanding anything else to the contrary, in the event that (i) the Company’s earnings before interest, income taxes, depreciation, amortization and stock expense, as reported on the Company’s most recent Form 10-Q or Form 10-K (as applicable) is less than $1,250,000 for such quarter, or (ii) the Company’s earnings before interest, income taxes, depreciation, amortization and stock expense for the trailing four quarters is less than $4,000,000 in the aggregate, or (iii) an event or condition that would constitute a Material Adverse Effect (as such term is defined in the Note Purchase Agreement) for the Company shall have occurred, or (iv) the Company shall not have filed its latest Form 10-Q or Form 10-K within the timeframe required by the SEC and the rules and regulations set forth in the Exchange Act, Whitebox shall have the option, in its sole discretion, to require that any interest, for the next subsequent quarterly payment period, be paid in cash.

Among other things, the “Equity Conditions” require that (i) there be an effective registration statement entitling Whitebox to resell such number of shares of Common Stock as shall be permitted or required to be registered under the terms of the Registration Rights Agreement executed in connection with the sale of Common Stock to Whitebox, (ii) the Common Stock is trading on a trading market, (iii) there is no existing event of default or no existing event which, with the passage of time or the giving of notice, would constitute an event of default under the Note, and (iv) the issuance of the shares in question to Whitebox would not violate the limitations set forth in the transactions documents, as summarized below. “VWAP” means for any date, the daily volume weighted average price of the Common Stock for such date on Nasdaq.

The Note is convertible, in whole or in part, into shares of Common Stock at the option of Whitebox, at any time and from time to time (subject to certain conversion limitations set forth in the Note), at the Conversion Price. Further, in the event of a change of control of the Company, as defined in the Note, in addition to any other rights Whitebox may have, Whitebox has the right to put the then-outstanding principal amount of the Note (including any accreted interest) to the Company. Upon the exercise of this put right, the Company is required to pay to Whitebox an amount in cash equal to the greater of (i) the then-outstanding principal amount of the Note (including any accreted interest) or (ii) the VWAP for the 20 trading days preceding the change in control multiplied by the number of shares into which the Note is then entitled to be converted.

Further, subject to certain limitations set forth in the Note, including the requirement that the Equity Conditions be satisfied, if the VWAP for each of any 20 consecutive trading days exceeds $8.72, the Company may, within 1 trading day after the end of any such threshold period, force Whitebox to convert all of the then-outstanding principal amount of the Note, plus accreted interest, liquidated damages and other amounts owing to Whitebox under the Note.

Additionally, to the extent that (A) the sum of the Company’s (i) net accounts receivable, plus (ii) cash and cash equivalents, plus (iii) marketable securities at the end of any quarterly period shall be less than $7,000,000, or (B) the Company’s revenues shall be less than $5,000,000 for the most recently reported quarterly period, Whitebox shall have the right to put 1/10th of the outstanding principal amount of the Note (including any accreted interest) to the Company at par.

The Note and the Warrant include provisions that prohibit the Company from issuing any shares upon the conversion/exercise of the Note and Warrant to the extent such issuance, when combined with the number of shares of Common Stock issued at closing, would exceed 19.99% of the issued and outstanding Common Stock immediately prior to the Whitebox transactions unless the Company has previously obtained shareholder approval with respect to such transactions. The Company has agreed to use its best efforts to obtain shareholder approval of the transactions at the Company’s 2007 annual meeting of shareholders, which is required to be held no later than September 30, 2007. Mihir K. Taneja, CEO of the Company, Jugal K. Taneja, Chairman of the Board, Carol Dore-Falcone, CFO, and certain of their family members and affiliates representing approximately 20% of the outstanding shares, have agreed to vote for the approval of the transactions at the shareholders meeting.

The Company also entered into registration rights agreements with Whitebox, which agreements require the Company to register with the Securities and Exchange Commission the resale of the Common Stock issued to Whitestock at closing as well as the Common Stock issuable upon conversion of the Note and exercise of the Warrants.

All of the above offerings and sales of securities were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made only to one accredited investor and transfer of the securities has been restricted in accordance with the requirements of the Securities Act of 1933. The Company received written representations from Whitebox regarding, among other things, its accredited status and investment intent.

A copy of all of the forgoing agreements are attached hereto. The forgoing summary is qualified by reference to the attached agreements. Further, a copy of the press release issued by GeoPharma, Inc. on April 9, 2007 announcing the Whitebox financing is filed herewith as Exhibit 99.1 and also is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation

See Item 1.01.

ITEM 3.02. Unregistered Sales of Equity Securities

See Item 1.01.

ITEM 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

10.1	Note Purchase Agreement dated April 5, 2007

10.2	Securities Purchase Agreement dated April 5, 2007

10.3	Convertible Promissory Note dated April 5, 2007

10.4	Warrant dated April 5, 2007

10.5	Registration Rights Agreement (Common Stock) dated April 5, 2007

10.6	Registration Rights Agreement (Note and Warrant) dated April 5, 2007

99.1	Press release issued April 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorize

GEOPHARMA, INC.
Date: April 10, 2007
/s/ Mihir K. Taneja
Mihir K. Taneja,
Chief Executive Officer

/s/ Carol Dore-Falcone
Carol Dore-Falcone,
Vice President and Chief Financial Officer